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                                                                     EXHIBIT 5.1




                                 August 5, 1999


Board of Directors
Humphrey Hospitality Trust, Inc.
12301 Old Columbia Pike
Silver Spring, Maryland 20904

          Re: Registration Statement on Form S-4 Relating to Merger between
              Humphrey Hospitality Trust, Inc. and Supertel Hospitality, Inc.

Ladies and Gentlemen:

       We are acting as counsel for Humphrey Hospitality Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 6,543,810 shares of its Common Stock (the "Common Stock"). The Common Stock is to be issued by the Company in connection with its merger with Supertel Hospitality Inc., and the transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

       In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

       Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

       1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

       2. The Common Stock has been duly authorized and, when the Common Stock has been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein.


                                Very truly yours,

                                Hunton & Williams